Exhibit 77(q)(1)

                       PILGRIM SMALLCAP OPPORTUNITIES FUND

                                    EXHIBITS

(a) Form of Amended By-laws is incorporated by reference to Post Effective Amendment No. 29 to the Registration Statement on Form N-1A as filed on March 1, 2001.

(e) Form of Investment Management Agreement between the Fund and ING Pilgrim Investments is incorporated by reference to Post Effective Amendment No. 29 to the Registration Statement on Form N-1A as filed on March 1, 2001.